Exhibit 99.1

22C Capital I, L.P.
By:	22C Capital GP I, L.L.C., its general partner
By:	22C Capital GP I MM LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Member	Date: 08/09/2021
22C DiscoverOrg Advisors, LLC
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 08/09/2021
22C DiscoverOrg Investors, LLC
By:	22C DiscoverOrg MM, LLC, its managing member
By:	22C DiscoverOrg Advisors, LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 08/09/2021
22C Magellan Holdings LLC
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Officer with Title of Authorized Signatory	Date: 08/09/2021
22C Capital GP I MM LLC
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Member	Date: 08/09/2021

22C Capital GP I, L.L.C.
By:	22C Capital GP I MM LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Member	Date: 08/09/2021
22C DiscoverOrg MM, LLC
By:	22C DiscoverOrg Advisors, LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 08/09/2021
22C Capital I-A, L.P
By:	22C Capital GP I, L.L.C., its general partner
By:	22C Capital GP I MM LLC, its managing member
By:	/s/ Eric J. Edell
Name:	Eric J. Edell
Title:	Managing Member	Date: 08/09/2021